FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “First Amendment”) is made and entered into and made as of December 29, 2022, by and among SESEN BIO, INC., a Delaware corporation (“Parent”), SEAHAWK MERGER SUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and CARISMA THERAPEUTICS INC., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes individually referred to herein as a “Party” or collectively referred to herein as the “Parties”. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Merger Agreement. RECITALS A. The Parties previously entered into that certain Agreement and Plan of Merger and Reorganization dated as of September 20, 2022 (the “Merger Agreement”). B. Section 10.2 of the Merger Agreement provides that the Merger Agreement may be amended with the approval of the respective boards of directors of the Company, Merger Sub and Parent at any time. C. The Parties desire to amend the Merger Agreement pursuant to the terms and conditions of this First Amendment and the respective boards of directors of the Company, Merger Sub and Parent have each approved this First Amendment to be effective as of the date hereof. AGREEMENT The Parties, intending to be legally bound, agree as follows: 1. AMENDMENT TO SECTION 3.24 “Opinion of Financial Advisor”. Section 3.24 “Opinion of Financial Advisor” of the Merger Agreement is hereby deleted in its entirety and replaced with the following: “3.24 Opinion of Financial Advisor. The Parent Board has received an opinion of SVB Securities LLC to the effect that, as of the date of this First Amendment and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to Parent. It is agreed and understood that such opinion is for the benefit of the Parent Board and may not be relied upon by the Company or any other party.” 2. AMENDMENT TO SECTION 5.21 “Pre-Closing Dividend”. Section 5.21 “Pre-Closing Dividend” of the Merger Agreement is hereby deleted in its entirety and replaced with the following: “5.21 Pre-Closing Dividend. Prior to the Effective Time, Parent shall (a) declare a dividend (the “Pre-Closing Dividend”) to its common stockholders of record consisting of (i) the right to receive one contingent value right (each, a “CVR”) for each outstanding share of Parent Common Stock held by such stockholder as of such date, each representing

2 the right to receive contingent payments upon the occurrence of certain events set forth in, and subject to and in accordance with the terms and conditions of, the Contingent Value Rights Agreement in the form attached hereto as Exhibit D (the “CVR Agreement”) and (ii) cash equal to or greater than $70,000,000 in the aggregate, subject to satisfaction of Parent’s obligation set forth in Section 8.5 (and, for clarity, such cash dividend shall be reduced by any excess amount necessary to cause Parent to satisfy its obligation set forth in Section 8.5) and (b) make any necessary equitable adjustment required under the Parent Stock Plans. The record date for the Pre-Closing Dividend shall be a date agreed by Parent and the Company prior to the Effective Time and the payment date for which shall be three Business Days after the Effective Time; provided, that the payment of such dividend may be conditioned upon the occurrence of the Effective Time. In connection with the Pre- Closing Dividend, Parent shall cause the CVR Agreement to be duly authorized, executed and delivered by Parent and a rights agent selected by Parent with the Company’s prior approval (such approval not to be unreasonably withheld, delayed or conditioned).” 3. AMENDMENT TO EXHIBIT D “Form of Contingent Value Right Agreement”. Exhibit D to the Merger Agreement shall be deleted in its entirety and replaced with the form attached hereto. 4. AMENDMENT TO SECTION 8.5 “Minimum Parent Final Net Cash”. Section 8.5 “Minimum Parent Final Net Cash” of the Merger Agreement is hereby deleted in its entirety and replaced with the following: “8.5 Minimum Parent Final Net Cash. The Final Net Cash shall have been determined in accordance with Section 1.11 to be greater than or equal to $75,000,000.” 5. APPLICABLE LAW. This First Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. 6. HEADINGS. The bold-faced headings contained in this First Amendment are for convenience of reference only, shall not be deemed to be a part of this First Amendment and shall not be referred to in connection with the construction or interpretation of this First Amendment. 7. ASSIGNABILITY. This First Amendment shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this First Amendment nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this First Amendment or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect. 8. CONSTRUCTION. The terms of this First Amendment amend and modify the Merger Agreement as if fully set forth in the Merger Agreement. Upon the effectiveness of this First Amendment, all references in the Merger Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Merger Agreement, as modified by this First Amendment. If there is any conflict between the terms, conditions and obligations of this First

3 Amendment and the Merger Agreement, this First Amendment’s terms, conditions and obligations shall control. All other provisions of the Merger Agreement not specifically modified by this First Amendment are expressly preserved. This First Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed First Amendment (in counterparts or otherwise) by all Parties by electronic transmission in PDF format shall be sufficient to bind the Parties to the terms and conditions of this First Amendment. 9. AUTHORITY. By their execution of this First Amendment, the undersigned Parties hereby confirm that they are duly authorized to execute this First Amendment and any necessary requisite approval has been obtained with respect to this First Amendment and all matters set forth herein. (Remainder of page intentionally left blank)

[Signature Page to First Amendment to Agreement and Plan of Merger and Reorganization] IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed as of the date first above written. SESEN BIO, INC. By: /s/ Thomas Cannell Name: Thomas Cannell Title: President and Chief Executive Officer SEAHAWK MERGER SUB, INC. By: /s/ Mark Sullivan Name: Mark Sullivan Title: President, Secretary & Treasurer CARISMA THERAPEUTICS INC. By: /s/ Steven Kelly Name: Steven Kelly Title: Chief Executive Officer

EXHIBIT D Form of CVR Agreement

CONTINGENT VALUE RIGHTS AGREEMENT THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2023 (this “Agreement”), is entered into by and among Sesen Bio, Inc., a Delaware corporation (“Parent”), and Computershare Inc. (“Computershare”) and its affiliate, Computershare Trust Company, N.A., together, as the Rights Agent. RECITALS WHEREAS, Parent, Seahawk Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and CARISMA Therapeutics Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger and Reorganization, dated as of September 20, 2022 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a subsidiary of Parent; and WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide to the holders of record of Parent’s common stock, par value $0.001 per share (“Parent Common Stock”), immediately prior to the Effective Time, the right to receive certain contingent cash payments, on the terms and subject to the conditions hereinafter described. NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the proportionate benefit of all Holders (as hereinafter defined), as follows: 1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION 1.1 Definitions. Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement, unless expressly set forth otherwise herein. As used in this Agreement, the following terms will have the following meanings: “Acquiror” has the meaning set forth in Section 7.3(a). “Acquisition” has the meaning set forth in Section 7.3(a). “Acting Holders” has the meaning set forth in Section 3.3(d) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the Preamble. “Asset Disposition Proceeds” means, without duplication, any and all consideration of any kind that is paid to Parent, or is received by, Parent or any of its Affiliates during the period specified in clause (b) of the definition of CVR Term in respect of an Asset Disposition, if any. The value of any securities (whether debt or equity) or other non-cash property constituting Asset Disposition Proceeds shall be

2 determined as follows: (A) the value of securities for which there is an established public market shall be equal to the volume weighted average of their closing market prices for the five (5) trading days ending the day prior to the date of payment to, or receipt by, Parent or its relevant Affiliate, and (B) the value of securities that have no established public market and the value of consideration that consists of other non- cash property, shall be the fair market value thereof as of the date of payment to, or receipt by, Parent or its relevant Affiliate. “Assignee” has the meaning set forth in Section 7.3(a). “Board of Directors” means the board of directors of Parent. “Board Resolution” means a copy of the resolution(s) certified by the secretary or an assistant secretary (or other comparable officer) of Parent that have been duly adopted by the Board of Directors and are in full force and effect on the date of such approval, and delivered to the Rights Agent. “Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or obligated by Law to be closed. “Company” has the meaning set forth in the Recitals. “Computershare” has the meaning set forth in the Preamble. “CVR Payment” has the meaning set forth in Section 2.4(a). “CVR Payment Amount” means, with respect to each Holder, an amount equal to (a) (i) the applicable Total Payment Amount, less (ii) applicable accrued and documented Permitted Deductions, as calculated in accordance with GAAP, divided by (b) the total number of CVRs and then multiplied by the total number of CVRs held by such Holder as reflected on the CVR Register (rounded down to the nearest whole cent). “CVR Register” has the meaning set forth in Section 2.3(b). “CVR Sale Assets” means any and all assets, tangible and intangible, including, without limitation, patents, patent applications, know-how, trade secrets and other intellectual property rights, data, documentation, agreements and licenses, inventory related to VicineumTM, also known as VB4-845, which Parent or any of its subsidiaries owned or had rights to, as of immediately prior to the Effective Time. “CVR Term” means (a) with respect to any Roche Payment Amount, the period beginning on the date hereof and ending on the earlier of (i) the CVR Payment being delivered to each Holder in accordance with Section 2.4 of this Agreement, and (ii) March 31, 2027, and (b) with respect to any Disposition or Asset Disposition or otherwise in respect of Asset Disposition Proceeds, the period beginning on the date hereof and ending on December 31, 2023. “CVRs” means the rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement. “Disposition” means the sale, license, transfer, disposition or other monetizing event of any CVR Sale Assets, in each case (i) during the period set forth in clause (b) of the definition of CVR Term and (ii) in a transaction identified by Parent’s financial advisor who was engaged as of the Effective Time for the purpose of identifying and proposing a potential Disposition transaction to Parent.

3 “DTC” means The Depository Trust Company or any successor thereto. “Funds” has the meaning set forth in Section 7.9. “Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time. “Merger Agreement” has the meaning set forth in the Recitals. “Merger Sub” has the meaning set forth in the Recitals. “Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary, in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent. “Parent” has the meaning set forth in the Preamble. “Parent Common Stock” has the meaning set forth in the Recitals. “Permitted Deductions” means the following costs or expenses, without duplication (as approved by the Board of Directors, including, if applicable, the Parent Designee (as defined in the Merger Agreement)): (a) any applicable Tax (including any unreimbursed applicable value added or sales tax) imposed on the Total Payment Amount and payable by Parent or any of its Affiliates to any tax authority and, without duplication, any income or other similar Taxes payable by Parent or any of its Affiliates that would not have been incurred by Parent or any of its Affiliates but for the Total Payment Amount; provided that, for purposes of calculating income Taxes incurred by Parent and its Affiliates in respect of the Total Payment Amount, any such income Taxes shall be computed after reduction for any net operating loss carryforwards or other Tax attributes (including Tax credits) of Parent or its subsidiaries (owned prior to the Merger) as of the Closing Date that are available to the maximum extent permitted by law to offset such gain after taking into account any limits on the usability of such attributes, including under Section 382 of the Code, in each case, as reasonably determined by a nationally recognized tax advisor (and for the sake of clarity such income taxes shall be calculated without taking into account any net operating losses or other Tax attributes generated by Parent or its subsidiaries after the Closing Date or any Tax attributes of the Company, whether generated before or after the Closing Date), assuming for this purpose that (i) the only item of gross income of Parent and its subsidiaries is the Total Payment Amount (for the avoidance of doubt, assuming that the Total Payment Amount is taxable in the hands of Parent or its subsidiaries no later than the taxable year that includes the corresponding CVR Payment), and (ii) the net operating loss carryforwards or other Tax attributes (including Tax credits) of Parent or its subsidiaries shall only include any net operating loss carryforwards or other Tax attributes (including Tax credits) of Parent or its subsidiaries (owned prior to the Merger) existing as of immediately prior to the Merger for U.S. federal income tax purposes and applicable state and local income tax purposes; (b) any reasonable and documented out-of-pocket expenses incurred by Parent or any of its Affiliates in respect of its performance of this Agreement following the Effective Time, losses incurred and paid by Parent or any of its Affiliates following the Effective Time arising out of any Legal Proceeding relating to or in connection with (i) an Asset Disposition, (ii) Parent’s, Roche’s or any of their respective Affiliates’ obligations under the Roche Agreement or (iii) otherwise with respect to the Total Payment Amount; and

4 (c) any Liabilities that were ascertainable prior to or at the Effective Time which Parent reasonably and in good faith determines should have been, but were not, deducted from “Net Cash” (as defined in the Merger Agreement), in connection with the Closing of the Merger, to the extent that deduction of such Liabilities would have resulted in a change in the Exchange Ratio under the Merger Agreement were such amounts properly deducted; provided that no Permitted Deductions shall be deducted to the extent they were otherwise deducted from the calculation of Net Cash (as defined in the Merger Agreement). “Permitted Transfer” means a transfer of CVRs: (a) on death of a Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (c) pursuant to a court order; (d) made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner (through an intermediary if applicable) or from a nominee to another nominee for the same beneficial owner, to the extent allowable by DTC; (f) a transfer from a participant’s account in a tax-qualified employee benefit plan to the participant or to such participant’s account in a different tax-qualified employee benefit plan or to a tax-qualified individual retirement account for the benefit of such participant; (g) to Parent or its Affiliates for any or no consideration; or (h) as provided in Section 2.6. “Person” means any natural person, corporation, limited liability company, trust, unincorporated association, partnership, joint venture or other entity. “Record Time” has the meaning set forth in Section 2.3(e). “Rights Agent” means the Rights Agent named in the Preamble, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent. “Roche” means the collective reference to F. Hoffman-La Roche Ltd and Hoffmann La Roche Inc. or its successors or any of its or their respective Affiliates; provided, that neither Chugai Pharmaceutical Co., Ltd, a Japanese corporation (“Chugai”) nor its subsidiaries (if any) shall be deemed as Affiliates of Roche unless Roche provides written notice to Parent of its desire to include Chugai or its respective subsidiaries (as applicable) as Affiliate(s) of Roche. “Roche Agreement” means that certain Asset Purchase Agreement, dated as of July 15, 2022, by and among F. Hoffman-La Roche Ltd, Hoffmann La Roche Inc. and Parent. “Roche Payment Amount” means the thirty million dollar ($30,000,000) milestone payment to be made by Roche to Parent upon the initiation of a phase III clinical study in diabetic macular disorder with the compound known as “EBI-031” during the CVR Term, as set forth in Section 11.1 of the Roche Agreement. “Third Party” means any Person other than Parent, Rights Agent or their respective Affiliates. “Total Payment Amount” means, as of any applicable time of determination, any Asset Disposition Proceeds plus any Roche Payment Amounts. 1.2 Rules of Construction. Except as otherwise explicitly specified to the contrary, (a) whenever the context requires, the singular number shall include the plural, and vice versa; (b) the

5 masculine gender shall include the feminine gender and neuter genders, the feminine gender shall include the masculine and neuter genders, and the neuter genders shall include masculine and feminine genders; (c) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (d) the word “including” (in its various forms) means “including without limitation”; (e) references to a “Section” means a Section of this Agreement unless another agreement is specified; (f) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time; (g) words in the singular or plural form include the plural and singular form, respectively; (h) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (i) the word “or” shall not be exclusive (i.e., “or” shall be deemed to mean “and/or”) unless the subject of the conjunction are mutually exclusive; and (j) all references to dollars or “$” refer to United States dollars. For clarity, the parties agree that the phrase “materially adverse” when used in this Agreement with respect to the Holders includes any amendment or other action, as applicable, that does or would be reasonably expected to reduce, eliminate, or materially delay the Roche Payment Amount. 2. CONTINGENT VALUE RIGHTS 2.1 CVRs; Appointment of Rights Agent. (a) Each Holder is entitled to one CVR in the form of a dividend for each share of Parent Common Stock held by such Holder as of the Record Time. The CVRs represent the rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement. The initial Holders will be the holders of Parent Common Stock as of immediately prior to the Effective Time, and a list of the initial Holders shall be furnished to the Rights Agent by or on behalf of Parent in accordance with Section 4.1 hereof. (b) Parent hereby appoints the Rights Agent to act as rights agent for Parent as contemplated hereby in accordance with the express terms and conditions set forth in this Agreement (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. (c) Parent intends to treat the issuance of the CVRs as a distribution of property by Parent to the holders of Parent Common Stock for U.S. federal income tax purposes. Consistent with such intended tax treatment, Parent will timely send Forms 1099-DIV to all Holders notifying them of the portion of the CVR value that is a nondividend distribution (or a dividend to the extent of Parent’s earnings and profits) for U.S. federal income tax purposes, and take all necessary steps to file its tax returns and any information statements consistent with such tax treatment. Parent will determine, in consultation with and with the consent of the Parent Designee, the fair market value of the CVRs in connection with the issuance and Parent will utilize such fair market value for purposes of all tax reporting (including on Forms 1099- DIV) with respect to the CVR. 2.2 Nontransferable. The CVRs shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance, transfer or disposition, in whole or in part, that is not a Permitted Transfer will be void ab initio and of no effect. 2.3 No Certificate; Registration; Registration of Transfer; Change of Address. (a) The CVRs will not be evidenced by a certificate or other instrument.

6 (b) The Rights Agent will create and keep a register (the “CVR Register”) for the purpose of identifying the Holders and registering CVRs and transfers of CVRs as permitted herein. The CVR Register will be created, and CVRs will be distributed, pursuant to written instructions to the Rights Agent from Parent. The CVR Register will initially show one position for Cede & Co. representing all the CVRs provided to the holders of shares of Parent Common Stock held as of immediately prior to the Effective Time. The Rights Agent will have no responsibility whatsoever directly to the street name holders or DTC participants with respect to transfers of CVRs unless and until such CVRs are transferred into the name of such street name holders or DTC participants in accordance with Section 2.2 of this Agreement. With respect to any payments to be made under Section 2.4(a) below, the Rights Agent will accomplish the payment to any former street name holders of shares of Parent Common Stock by sending one lump-sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders. (c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other reasonably requested documentation in form reasonably satisfactory to the Rights Agent, duly executed by the Holder thereof or the Holder’s attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form, notify Parent that it has received such written notice. Upon receipt of such notice from the Rights Agent, Parent shall determine whether the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), and if it determines that it does so comply, Parent shall instruct the Rights Agent in writing to register the transfer of the CVRs in the CVR Register and notify Parent of the same. No service charge shall be made for any registration of transfer of a CVR; however Parent and the Rights Agent may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of applicable taxes or charges unless and until the Rights Agent is satisfied that all such taxes or charges have been paid or will be paid. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register. (d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written request, the Rights Agent is hereby authorized to promptly record the change of address in the CVR Register. (e) Parent will provide written instructions to the Rights Agent for the distribution of CVRs to holders of Parent Common Stock as of immediately prior to the Effective Time (the “Record Time”). Subject to the terms and conditions of this Agreement and Parent’s prompt confirmation of the Effective Time, the Rights Agent shall effect the distribution of the CVRs, less any applicable tax withholding, to each holder of Parent Common Stock as of the Record Time by the mailing of a statement of holding reflecting such CVRs. 2.4 Payment Procedures. (a) Within thirty (30) days after the receipt of any portion of the Total Payment Amount, Parent shall (i) deliver to the Rights Agent a certificate certifying to and specifying in reasonable detail (A) the amount of the applicable Total Payment Amount received by Parent or its Affiliates, (B) a calculation of the CVR Payment Amount and CVR Payment, and (C) the Permitted Deductions reflected

7 in such CVR Payment Amount, (ii) deliver to the Rights Agent an amount equal to the aggregate CVR Payment Amount in immediately available funds (each, a “CVR Payment”) and (iii) instruct the Rights Agent to deliver the CVR Payment to the Holders. The Rights Agent will promptly, and in any event within ten (10) Business Days after receipt of each applicable CVR Payment, pay to each Holder, by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the date of the receipt of the CVR Payment statement, such Holder’s CVR Payment Amount less any applicable tax withholding. Until such certificate, CVR Payment and instructions are received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that such portion of the Total Payment Amount has not been received. (b) All payments by Parent to the Rights Agent under this Agreement shall be made in U.S. dollars. (c) Parent shall be entitled to deduct or withhold, or cause the Rights Agent to deduct or withhold from any CVR Payment Amount otherwise payable or otherwise deliverable pursuant to this Agreement, in each case directly or through an authorized payroll agent, such amounts as are reasonably determined to be required to be deducted or withheld therefrom under the Code or any other provision of any applicable federal, state, local or non-U.S. Tax Law as may be determined by Parent. To the extent such amounts are so deducted or withheld and paid over or deposited with the relevant Tax authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Holder(s) to whom such amounts would otherwise have been paid or delivered. Prior to making any such Tax withholdings or causing any such Tax withholdings to be made with respect to any Holder, Parent shall instruct the Rights Agent, to the extent practicable, to provide notice to the Holder of such potential withholding and a reasonable opportunity for the Holder to provide any necessary Tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding amounts; provided, that the time period for payment of a CVR Payment Amount by the Rights Agent set forth in Section 2.4(a) shall be extended by a period equal to any delay caused by the Holder providing such forms; provided, further, that in no event shall such period be extended for more than ten (10) Business Days, unless otherwise requested by the Holder for the purpose of delivering such forms and agreed to by the Rights Agent. (d) Any portion of any CVR Payment that remains undistributed to any Holder six (6) months after such CVR Payment is received by the Rights Agent from Parent, provided, that the Rights Agent has fully complied with Section 2.4(a), will be delivered by the Rights Agent to Parent, upon demand, and such Holder will thereafter look only to Parent for payment of its share of such returned CVR Payment, without interest. (e) Neither Parent nor the Rights Agent will be liable to any person in respect of any CVR Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite Parent’s and/or the Rights Agent’s commercially reasonable efforts to deliver a CVR Payment Amount to the applicable Holder, such CVR Payment Amount has not been paid immediately prior to the date on which such CVR Payment Amount would otherwise escheat to or become the property of any Governmental Body, any such CVR Payment Amount will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent and such indemnification obligation shall survive the termination of this Agreement, the resignation, replacement or removal of the Rights Agent, and the payment, termination and the expiration of the CVRs. 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

8 (a) The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder. (b) The CVRs will not represent any equity or ownership interest in Parent or in any constituent company to the Merger. The sole right of the Holders to receive property hereunder is the right to receive the CVR Payment in accordance with the terms hereof. It is hereby acknowledged and agreed that a CVR shall not constitute a security of Parent or any constituent company to the Merger. (c) Each Holder acknowledges and agrees that such Holder will not challenge or contest any action, inaction, determination or decision of Parent or the Rights Agent, except via written action of the Acting Holders, and will not threaten, bring, commence, institute, maintain, prosecute or voluntarily aid any action, which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement. 2.6 Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor, and such rights will be cancelled, with the Rights Agent being promptly notified in writing by Parent of such transfer and cancellation. Nothing in this Agreement is intended to prohibit Parent from offering to acquire CVRs, in a private transaction or otherwise, for consideration in its sole discretion. 3. THE RIGHTS AGENT 3.1 Certain Duties and Responsibilities. The Rights Agent will be authorized and protected and will not have any liability for or in respect of any actions taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, except to the extent of its own willful misconduct, bad faith or gross negligence (each as determined by a final non-appealable judgment of a court of competent jurisdiction). 3.2 Certain Rights of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied duties, covenants or obligations will be read into this Agreement against the Rights Agent. The Rights Agent shall not assume any obligations or relationship of agency or trust with any Holder. In addition: (a) the Rights Agent may rely and will be protected by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in the absence of bad faith to be genuine and to have been signed or presented by the proper party or parties; (b) whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may request and rely upon an Officer’s Certificate with respect to such matter, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of gross negligence, bad faith or willful or intentional misconduct (each as determined by a final non appealable judgment of a court of competent jurisdiction) on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it in the absence of bad faith under the provisions of this Agreement in reliance upon such certificate; (c) in the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Parent, any Holder or any other

9 person or entity for refraining from taking such action, unless the Rights Agent receives written instructions from the Parent which eliminates such ambiguity or uncertainty to the satisfaction of the Rights Agent; (d) the Rights Agent may engage and consult with counsel of its selection (who may be legal counsel for the Rights Agent or the Parent or an employee of the Rights Agent) and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent and shall incur no liability for or in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in reliance thereon; (e) the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty; (f) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises; (g) the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Parent only and the Rights Agent will have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent), nor shall the Rights Agent be responsible for any breach by Parent of any covenant or condition contained in this Agreement; (h) Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, settlement, claim, demands, suits, cost or expense (including without limitation, the reasonable and documented fees and expenses of legal counsel) for any action taken, suffered or omitted to be taken by the Rights Agent or arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss arising therefrom, directly or indirectly, or enforcement of its rights hereunder, unless such loss has been determined by a final non-appealable judgment of a court of competent jurisdiction to be a result of the Rights Agent’s gross negligence, bad faith or willful or intentional misconduct; (i) anything to the contrary notwithstanding, (i) any liability of the Rights Agent under this Agreement will be limited to the aggregate amount of the annual fees (but not reimbursed expenses) paid by Parent to the Rights Agent under this Agreement during the twelve months immediately preceding the event for which recovery is sought, and (ii) in no event shall the Rights Agent be liable for any special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits) arising out of any action taken, suffered or omitted to be taken by it, even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; (j) Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with the Rights Agent’s duties under this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse the Rights Agent for all taxes and governmental charges, reasonable and documented out-of-pocket expenses and other charges of any kind and nature incurred by the Rights Agent in the preparation, delivery, amendment and execution of this Agreement and the exercise and performance of its duties hereunder (other than taxes imposed on or measured by the Rights Agent’s net income and franchise or similar taxes imposed on it (in lieu of net income taxes)). The Rights Agent will also be entitled to reimbursement from Parent for all reasonable and documented out-of-pocket

10 expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder. (k) the Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing from the Parent and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified herein, and in the absence of such notice so delivered the Rights Agent may conclusively assume no such event or condition exists; (l) the Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any securities of the Parent or become peculiarly interested in any transaction in which the Parent may be interested, or contract with or lend money to the Parent or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Parent or for any other Person; (m) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be liable, answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Parent, any Holder or any other person or entity resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof; (n) no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it; (o) the Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by the Parent or its Affiliates, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Parent; (p) the Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document, including, without limitation, the Merger Agreement, nor shall the Rights Agent be required to determine if any person or entity has complied with any such agreements, instruments or documents, nor shall any additional obligations of the Rights Agent be inferred from the terms of such agreements, instruments or documents even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement and those of any other agreement, instrument or document, including but not limited to the Merger Agreement, the terms and conditions of this Agreement shall control as they relate to the Rights Agent; and (q) The provisions of Section 3.1 and this Section 3.2 shall survive the termination of this Agreement, the resignation, replacement or removal of the Rights Agent, and the payment, termination and the expiration of the CVRs. 3.3 Resignation and Removal; Appointment of Successor.

11 (a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least thirty (30) days prior to the date so specified, and such resignation will become effective on the earlier of (i) the date so specified and (ii) the appointment of a successor Rights Agent. Parent has the right to remove the Rights Agent at any time by a Board Resolution specifying a date when such removal will take effect (or, if earlier, the appointment of the successor Rights Agent). Notice of such removal will be given by Parent to the Rights Agent, which notice will be sent at least thirty (30) days prior to the date so specified. Notwithstanding anything to the contrary contained herein, such replacement or removal of the Rights Agent shall not affect any of the provisions of this Agreement that expressly survive the termination of this Agreement, or the resignation, replacement or removal of the Rights Agent. (b) If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent, by a Board Resolution, will as soon as is reasonably possible appoint a qualified successor Rights Agent, who shall be a stock transfer agent or national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. (c) Parent will give notice to each Holder of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by delivering a written notice of such event to the Holders as their names and addresses appear in the CVR Register in accordance with Section 7.1. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent will cause the notice to be mailed at the expense of Parent. Failure to give any notice provided for in this Section 3.3, however, and any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. (d) Notwithstanding anything to the contrary in this Section 3.3, unless consented to in writing by, at the applicable time of determination, Holders of at least 33% of the then outstanding CVRs, as set forth in the CVR Register (the “Acting Holders”), Parent will not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of a commercial bank. (e) The Rights Agent will reasonably cooperate with Parent and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. 3.4 Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder will, at or prior to such appointment, execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights (except such rights of the predecessor Rights Agent which survive pursuant to Section 3.3 of this Agreement), powers and trusts of the retiring Rights Agent.

12 4. COVENANTS 4.1 List of Holders. Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from Parent’s transfer agent (or other agent performing similar services for Parent), the names and addresses of the Holders within ten (10) Business Days of the Effective Time. Until such initial list of Holders is furnished to the Rights Agent, the Rights Agent shall have no duties, responsibilities or obligations with respect to such Holders. 4.2 Payment of CVR Payment Amounts. If a CVR Payment is due under Section 2.4(a), Parent will deposit the CVR Payment with the Rights Agent for payment to the Holders in accordance with Section 2.4(a). 4.3 Roche Agreements. Without the prior written consent of the Acting Holders, neither Parent nor any of its Affiliates shall (a) amend, restate, supplement, terminate or otherwise modify the Roche Agreement in a manner materially adversely affecting the Holders’ rights under this Agreement, (b) in the event that Roche fails to make a payment of a Roche Payment at the time rightfully due and payable, take action with respect to, or unreasonably waive or fail to enforce, the right to receive the applicable payments which are rightfully due and payable under the Roche Agreement, in a manner materially adversely affecting the Holders’ rights under this Agreement or (c) agree to any of the foregoing. Without limiting the foregoing, Parent and its Affiliates shall pursue their rights under the Roche Agreement in good faith, and not take any action (or fail to take any action) with the intention of avoiding, reducing or materially delaying any payment to the Holders hereunder. 4.4 Records. Parent shall, and shall cause its Affiliates to, keep true, complete and accurate records in sufficient detail to enable the Holders and their consultants or professional advisors to confirm (a) whether the Roche Payment Amount or the Asset Disposition Proceeds have been received by Parent or its successors or Affiliates and (b) the applicable CVR Payment Amount payable to each Holder hereunder in accordance with the terms specified in this Agreement. 5. DISPOSITION 5.1 During the period specified in clause (b) of the definition of “CVR Term”, Parent will, and will cause its subsidiaries to, use commercially reasonable efforts to effectuate a Disposition, including the negotiation and execution of a Sale Agreement and completion of the transactions contemplated thereby. Further, Parent will not take any actions for the primary purpose of frustrating the payment of CVR Payments. 5.2 The Holders acknowledge and agree that, except as expressly set forth in the foregoing Section 5.1, (a) Parent has a fiduciary obligation to operate its business in the best interests of its stockholders, and any potential obligation to pay any potential Asset Disposition Proceeds or any other amounts will not create any express or implied obligation to operate its business in any particular manner in order to maximize any such CVR Payments, (b) the Holders are not relying on any representation of Parent or any other Person with regard to any Disposition or other action involving CVR Sale Assets following the Closing, and neither Parent nor any other Person has provided, or can provide, any assurance to the Holders that any potential Asset Disposition Proceeds or any other amounts will in fact be earned and paid, and (c) none of Parent or any of its Subsidiaries, officers or directors shall have any obligation or liability whatsoever to any Person relating to or in connection with any action, or failure to act, with respect to the sale of CVR Sale Assets.

13 6. AMENDMENTS 6.1 Amendments without Consent of Holders. (a) Without the consent of any Holders, Parent, when authorized by a Board Resolution, at any time and from time to time, and the Rights Agent may enter into one or more amendments hereto, solely to evidence any successor to or permitted Assignee of Parent and the assumption by any such successor or permitted Assignee of the covenants of Parent herein as provided in Section 7.3. (b) Without the consent of any Holders, Parent, when authorized by a Board Resolution, may, with the consent of the Rights Agent, which consent shall not be unreasonably withheld, conditioned or delayed, at any time and from time to time, enter into one or more amendments hereto, solely for any of the following purposes: (i) to evidence the succession of another Person as a successor Rights Agent in accordance with Section 3 and the assumption by any successor of the covenants and obligations of the Rights Agent herein; (ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be for the protection of the Holders; provided, that, in each case, such provisions do not adversely affect the interests of the Holders; (iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that, in each case, such provisions do not adversely affect the interests of the Holders; (iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act or any applicable state securities or “blue sky” laws; provided, that, in each case, such provisions do not adversely affect the interests of the Holders; (v) to cancel any CVRs (A) in the event that any Holder has abandoned its rights in accordance with Section 2.6, or (B) following a transfer of such CVRs to Parent or its Affiliates in accordance with Section 2.2 or Section 2.3; (vi) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders; or (vii) as may be necessary or appropriate to ensure that Parent complies with applicable Law. (c) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 6.1, Parent will transmit a notice thereof in accordance with Section 7.1 to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment. 6.2 Amendments with Consent of Holders. (a) Subject to Section 6.1 (which amendments pursuant to Section 6.1 may be made without the consent of the Holders), with the consent of the Acting Holders, whether evidenced in writing

14 or taken at a meeting of such Holders, Parent, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders. (b) Promptly after the execution by Parent, and the Rights Agent of any amendment pursuant to the provisions of this Section 6.2, Parent will transmit (or cause the Rights Agent to transmit) a notice thereof in accordance with Section 7.1 to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment. 6.3 Execution of Amendments. In executing any amendment permitted by this Section 6, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. Notwithstanding anything contained herein, the Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent. 6.4 Effect of Amendments. Upon the execution of any amendment under this Section 6, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby. 7. OTHER PROVISIONS OF GENERAL APPLICATION 7.1 Notices to Rights Agent and Parent. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fee prepared, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 5:00 p.m. New York time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below: If to the Rights Agent, to it at: Computershare Inc. and Computershare Trust Company, N.A. 150 Royall Street, 2nd Floor Canton, MA 02021 Attention: Relationship Manager If to Parent, to it at: Sesen Bio, Inc. Telephone: [•] Email: [•] Attention: [•] with a copy to: [•] Telephone: [•] Email: [•]

15 Attention: [•] The Rights Agent or Parent may specify a different address, email address by giving notice to each other in accordance with this Section 7.1 and to the Holders in accordance with Section 7.2. 7.2 Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or, if applicable, transmitted through the facilities of DTC in accordance with DTC’s procedures, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. 7.3 Parent Successors and Assigns. (a) Parent may not assign this Agreement without the prior written consent of the Acting Holders. Notwithstanding the foregoing (i) Parent may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly-owned subsidiaries of Parent for so long as they remain wholly-owned subsidiaries of Parent (each, an “Assignee”) and the Assignee agrees to assume and be bound by all of the terms of this Agreement; provided, however, that in connection with any assignment to an Assignee, Parent shall, and shall agree to, remain liable for the performance by such Assignee of all obligations of Parent hereunder, with such Assignee substituted for Parent under this Agreement, and (ii) Parent may assign this Agreement in its entirety without the consent of any other party to its successor in interest in connection with the sale of all or substantially all of its assets or of its stock, or in connection with a merger, acquisition or similar transaction (such successor in interest, the “Acquiror”, and such transaction, the “Acquisition”). This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors, acquirers and each Assignee. Each reference to “Parent” in this Agreement shall be deemed to include Parent’s successors, acquirers and all Assignees. Each of Parent’s successors, acquirers and assigns shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVR Payments and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent. Notwithstanding anything to the contrary contained herein, no assignment pursuant to this Section 7.3 shall relieve Parent of its obligations and liabilities to the Rights Agent hereunder, unless specifically agreed to in writing by the Rights Agent. (b) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of this Agreement. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 7.3(b). 7.4 Benefits of Agreement; Action by Acting Holders. The holders shall be intended third- party beneficiaries hereof and shall be entitled to, solely by action by the written consent of the Acting Holders, specifically enforce the terms hereof; provided that under no circumstances shall the rights of

16 Holders as third-party beneficiaries pursuant to this Section 7.4 be enforceable by such Holders or any other Person acting for or on their behalf other than through the action of the Acting Holders, which Acting Holders shall have the sole power and authority to act on behalf of the Holders in enforcing any of their rights hereunder. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Parent, Parent’s successors and permitted assignees, and the Holders and their respective successors and permitted assignees) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Rights Agent, Parent, Parent’s successors and permitted Assignees, and the Holders and their respective successors and permitted assignees. The rights of Holders are limited to those expressly provided in this Agreement and the Merger Agreement. Except for the rights of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at law or in equity with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights. 7.5 Governing Law. This Agreement, the CVRs and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In any Legal Proceeding between any of the parties arising out of our relating to this Agreement, each of the parties hereby (i) irrevocably and unconditionally consent and submits, for itself and its property, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, New Castle County, or, if such court does not have jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware, (ii) agrees that any claim in respect of any such Legal Proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 7.5, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Legal Proceeding in any such court, (iv) waives, to the fullest extent permitted by Law, any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such Legal Proceeding shall be effective if notice is given in accordance with Section 7.1 of this Agreement. Nothing in this Section 7.5, however, shall affect the right of any Person to serve legal process in any manner permitted by Law. 7.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any term or other provision of this Agreement is determined by a final judgement of a court of competent jurisdiction to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provisions, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. Notwithstanding anything to the contrary herein, if any such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to Parent. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business or other purposes of such invalid or unenforceable term or provision.

17 7.7 Counterparts and Signature. This Agreement may be signed in any number of counterparts, including by electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. 7.8 Termination. This Agreement will expire and be of no force or effect, the parties hereto will have no liability hereunder (other than with respect to monies due and owing by Parent to the Rights Agent or any other rights of the Rights Agent which expressly survive the termination of this Agreement), and no additional payments will be required to be made, upon the later of (i) the conclusion of the CVR Term, and (ii) the payment of the full amount of all CVR Payments made to Parent on or prior to the end of the applicable CVR Term to the Rights Agent and the payment of the full amount of all CVR Payment Amounts to the Holders by the mailing by the Rights Agent of each applicable CVR Payment Amount to each Holder at the address reflected in the CVR Register; provided that, for clarity, the term “CVR Term” as used in this Section 7.8 shall be deemed to mean clause (a) of such definition with respect to any Roche Payment Amount, and shall be deemed to mean clause (b) of such definition with respect to any Asset Disposition Proceeds. 7.9 Funds. All funds received by the Rights Agent under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for Parent and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for Parent. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Rights Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other Third Party. The Rights Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Rights Agent shall not be obligated to pay such interest, dividends or earnings to Parent, any Holder or any other party. 7.10 Entire Agreement. As between Parent and the Holders, this Agreement and the Merger Agreement (including the schedules, annexes and exhibits thereto, the documents and instruments referred to therein and the documents delivered pursuant thereto) constitute the entire agreement of Parent and the Holders and supersede all prior agreements and undertakings, both written and oral, among Parent and the Holders, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder. As between Parent and the Rights Agent, this Agreement (including the documents and instruments referred to herein (other than the Merger Agreement) and the documents delivered pursuant thereto) contains the entire understanding of the parties with reference to the transactions and matters contemplated hereby and thereby and supersedes all prior agreements, written or oral, among the parties with respect thereto. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement will govern and control. 7.11 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE

18 OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. [Remainder of page intentionally left blank]

\\4141-7550-8035 v8 IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written. SESEN BIO, INC. By: Name: Title: COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., jointly as RIGHTS AGENT By: Name: Title: